ROSS STORES, INC.
POWER OF ATTORNEY
The undersigned hereby authorizes John G. Call, Executive Vice President, Finance and Legal, and Corporate Secretary; Michael Hartshorn, Group Senior Vice President and Chief Financial
Officer; Deon Riley, Group Senior Vice President, Human Resources; Ken Jew, Senior Vice President, General Counsel; Kevin Reimann, Group Vice President, Total Rewards; and Monte Young, Vice President, Executive Compensation of Ross Stores, Inc. (the "Company"), to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company, Form ID Uniform Application for Access Codes and
Passwords to File on EDGAR, Forms 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of this 6th day of June 2017.
____/s/Norman A. Ferber____
(Signature)  Norman A. Ferber